Exhibit 21.1

                           BARRINGER TECHNOLOGIES INC.
                              LIST OF SUBSIDIARIES



         NAME                                  JURISDICTION OF INCORPORATION

Barringer Instruments Inc.                               Delaware

Barringer Consumer Products, LLC                        New Jersey

Barringer Research Ltd.                               Ontario, Canada

Barringer Europe, SARL                                    France

Barringer Instruments UK, Ltd.                        United Kingdom

Barringer Instruments, Ltd.                           Ontario, Canada